Series 3
NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposal:

o ELECT TRUSTEES FOR THE FUND.* The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

-------------------------------- --------------- -------------- ---------------
            TRUSTEE                   FOR          WITHHELD      PERCENTAGE
                                                                     FOR
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
JOHN J. BRENNAN                  5,926,100,285   106,812,755    98.2%
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
CHARLES D. ELLIS                 5,923,994,729   108,918,311    98.2
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
RAJIV L. GUPTA                   5,914,398,091   118,514,950    98.0
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
JOANN HEFFERNAN HEISEN           5,924,536,911   108,376,130    98.2
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
BURTON G. MALKIEL                5,909,776,794   123,136,247    98.0
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
ALFRED M. RANKIN, JR.            5,928,736,052   104,176,988    98.3
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
J. LAWRENCE WILSON               5,916,733,430   116,179,610    98.1
-------------------------------- --------------- -------------- ---------------
*Results are for all funds within the same trust.

NOTE: Vote tabulations are rounded to the nearest whole number.